                                                                    EXHIBIT 16.1



                                    July 19, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statement made by Consilium, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K to be filed on or around July 19, 1996. We agree with the statements concerning our Firm in the Form 8-K.

                                    Very truly yours,

                                    COOPERS & LYBRAND L.L.P